Titan Energy Worldwide Issues Statement on Vision and Goals for Growth As Company Announces Management Changes

Company to Continue Support of Smart Grid Technologies and Applications

Minneapolis, MN – July 22, 2009 – Titan Energy Worldwide, Inc. (OTCBB:TEWI), a leader in the manufacturing, marketing and servicing of energy generation products and services, announced today that Jeffrey Flannery, currently Chairman of the Company’s Board of Directors, will assume the position of Chief Executive Officer. Mr. Flannery had previously served as the Company’s CEO in 2006 and 2007.  John Tastad will assume the position of President.  Thomas Black will take on the position of Chief Operating Officer of the Company.  All three members will retain their positions on the Company’s Board of Directors.

“These changes in management were made so that I could take on more of the day-to-day fiscal operations of the company, allowing Mr. Tastad to devote more of his time and resources to our growth and development plans. These plans include positioning Titan Energy more prominently in the Smart Grid industry and using our experience in energy technology and management to take advantage of opportunities that we believe will open up as the electrical utility grid becomes more intelligent and interactive,” stated Jeffrey Flannery, Chief Executive Officer of Titan Energy Worldwide.

“Titan Energy is already a key player in the Smart Grid or Intelligent Grid industry.  We offer a range of products including distributed power generation equipment to help companies operate during times of power failure and emergencies.  We also provide applications such as remote monitoring and demand response services to assist our customers in better managing their energy assets.

“We have successfully operated through one of the more difficult economic periods in recent decades, having grown our core business in the Midwest and demonstrated record sales and improved margins.  We have also more than doubled our sales and marketing territory by acquiring an established power generation business in Florida.  Now, Titan Energy is prepared to aggressively pursue plans to grow our company through new partnerships and acquisitions. We are seeking to expand the kinds of energy technologies and services we can offer our customers, from demand response to applications developed for utilities and other power providers,” added Flannery.

About Titan Energy Worldwide, Inc.
Since its founding in 2006, Titan Energy Worldwide has been dedicated to helping companies meet their power generation and energy management needs.  To date we have focused on providing thousands of customers with the most advanced power generation equipment to enable their operations to continue uninterrupted during times of power failures or disasters.  We have also established a professional service team that helps customers to maintain and manage their power generations assets. From emergency and back up power technologies, to demand response programs and Smart Grid applications, Titan Energy is setting a path for the future in energy management. For more information, please visit the company's website at: www.titanenergy.com.

Forward-Looking Statements
Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of TEWI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future TEWI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and TEWI has no specific intention to update these statements.

For more information about Titan Energy Worldwide please contact:

Jeffrey Flannery
Chief Executive Officer and Chairman
Titan Energy Worldwide, Inc.
952-217-0424
jflannery@titanenergy.com

Source: Titan Energy Worldwide